Exhibit 32.2
CERTIFICATION OF CHOUNGHO KIM
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with OCI Resources LP’s (the “Partnership”) Quarterly Report on Form 10-Q for the period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date here of (the “Report”), I, Choungho Kim, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

Date:	November 12, 2013	/s/ Choungho Kim
Charles (Choungho) Kim Chief Financial Officer of OCI Resource Partners LLC, the General Partner of OCI Resources LP (Principal Financial Officer and Principal Accounting Officer)